Company Contact:	IR Contact:
Joseph Dwyer	Brett Maas or Matthew Hayden
AXS-One Inc.	Hayden Communications
jdwyer@axsone.com	brett@haydenir.com
(201) 935-3400	(646) 536-7331

AXS-One Reports Financial Results For Third Quarter of 2007

Agrees to $3.75 Million Financing

RUTHERFORD, N.J., November 13, 2007 / PRNewswire-FirstCall / -- AXS-One Inc. (OTC: AXSO), a leading provider of high performance Records Compliance Management (RCM) software solutions, today announced its financial results for the third quarter and nine-month period ended September 30, 2007.

For the first nine months of 2007, total revenues were $8.7 million, up 12%, compared with total revenues of $7.8 million for the first nine months of 2006. License fees were $2.8 million, up 64%, or $1.1 million, from the $1.7 million in license fees for the first nine months last year. Total operating expenses were $19.4 million for the first nine months of 2007, a decrease of 15% percent from $22.9 million in the prior year. The net loss from continuing operations was $10.9 million for the first nine months of 2007, down from a loss of $15.0 million in the first nine months of last year. The net loss after discontinued operations for the first nine months of 2007 was $10.9 million, or $(0.31) per fully diluted share compared to a net loss after discontinued operations of $8.1 million, or $(0.23) per fully diluted share for the comparable prior-year period.

Total revenues for the third quarter of 2007 were $2.5 million, an increase of $0.3 million from the third quarter 2006 revenues of $2.2 million. License revenues for the third quarter were $0.5 million, compared to $0.5 million in the third quarter of 2006. Total operating expenses for the third quarter were $6.8 million, a decrease of 8% percent compared to the third quarter of 2006. The net loss from continuing operations was $4.6 million for the third quarter, down from a loss of $5.2 million in the third quarter of 2006. The Company reported a net loss after discontinued operations of $4.6 million for the third quarter of 2007, or $(0.13) per diluted share compared to a net loss after discontinued operations of $2.8 million in the third quarter of last year, or $(0.08) per diluted share.

On November 13, 2007, the Company entered into a binding agreement with respect to a $3.75 million convertible note financing with BlueLine Partners, William Jurika and several other investors. The notes, which are secured by substantially all the assets of the Company, mature on May 29, 2009, bear interest at the rate of 6 percent per year and are convertible into AXS-One common stock at a $1.00 conversion price. The Company also issued warrants to the investors to purchase an aggregate of 3,750,000 shares of common stock at an exercise price of $0.01. If all of the warrants are exercised and all of the principal amount of the notes is converted into shares of common stock, the average purchase price of such shares issued pursuant to this financing will be $.51 per share.

The $3.75 million proceeds of these notes strengthen the Company’s $2.5 million cash position as of September 30, 2007. The Company also has a $2.5 million bank credit facility, none of which is presently drawn.

Bill Lyons, Chairman & CEO of AXS-One, commented “We are pleased to report that we have improved our financial position by raising $3.75 million from the issuance of convertible debt and by revising our $2.5 million bank facility with Silicon Valley Bank. We believe we have the best software solution to address evolving requirements for archiving, searching, preserving and retrieving electronic records; we have developed the best partnerships and alliances to sell our products, and we have enthusiastic references worldwide. For these reasons, we are confident that we will see continued revenue improvement for the remainder of the year and into 2008.”

Conference call information

Management will conduct a conference call to discuss these results at 5 p.m. Eastern time on November 13, 2007. Interested parties can participate in the call by dialing 706-645-0399 with the conference ID #22381646 or can access the webcast at http://www.axsone.com/investors_events.shtml#upcoming. Interested parties should access the webcast approximately 10-15 minutes before the scheduled start time. The webcast will be archived for 30 days following the call. Interested parties may submit questions prior to the conference call by e-mail to IR@axsone.com.

About AXS-One Inc.

AXS-One Inc. (OTCBB: AXSO) is a leading provider of high performance Records Compliance Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach Bliley. AXS-One’s award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1978, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore, United Kingdom and South Africa. For further information, visit the AXS-One website at http://www.axsone.com

AXS-One, the AXS-One logo, “Access Tomorrow Today,” and AXSPoint are registered trademarks of, and AXS-One Compliance Platform, AXS-One Central, AXS-One Retention Manager, AXS-One Rapid-AXS, AXS-Link for Desktop, AXS-Link for SAP, AXS-Link for Lotus Notes, AXS-Link for Microsoft Exchange, AXS-One Data Archive Translator, AXS-Link for File System Archiving, AXS-Link for .PST Management, AXS-One Supervision, AXS-One Case Management, “The Records Compliance Management Company” and AXS-Link are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to improve financial and sales performance; potential vulnerability to technological obsolescence; the risks that our current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in AXO’s most current Form 10-K and other Securities and Exchange Commission filings.

-Tables Follow-

AXS-ONE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
License fees	$544	$476	$2,845	$1,736
Services	1,950	1,757	5,861	6,025
Total revenues	2,494	2,233	8,706	7,761
Operating expenses:
Cost of license fees	126	257	371	892
Cost of services	1,381	2,195	4,212	6,336
Sales and marketing	2,047	2,292	6,106	7,261
Research and development	2,200	1,610	5,380	4,884
General and administrative	1,038	1,042	3,299	3,494
Total operating expenses	6,792	7,396	19,368	22,867
Operating loss	(4,298)	(5,163)	(10,662)	(15,106)
Other income (expense):
Interest income	46	17	160	156
Interest expense	(203)	(41)	(323)	(97)
Other income (expense), net	(82)	20	(30)	22
Total other income (expense), net	(239)	(4)	(193)	81
Loss before income taxes	(4,537)	(5,167)	(10,855)	(15,025)
Income tax provision	39	—	39	—
Loss from continuing operations	(4,576)	(5,167)	(10,894)	(15,025)
Income from discontinued operations net of tax provision of $ - for all periods	—	2,327	—	6,951
Net loss	$(4,576)	$(2,840)	$(10,894)	$(8,074)
Basic & diluted net loss per common share:
Loss from continuing operations	$(0.13)	$(0.15)	$(0.31)	$(0.44)
Income from discontinued operations	—	0.07	$—	$0.21
Net loss	$(0.13)	$(0.08)	$(0.31)	$(0.23)
Weighted average basic & diluted common shares outstanding	35,038	34,487	34,885	34,364

The unaudited financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed and to be filed by the Company with the U.S. Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.

AXS-ONE INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,505	$7,492
Accounts receivable, net of allowance for doubtful accounts	1,672	2,258
Prepaid expenses and other current assets	875	1,262
Total current assets	5,052	11,012
Equipment and leasehold improvements, net of accumulated depreciation	306	419
Other assets	259	102
Total assets	$5,617	$11,533
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$4,407	$4,503
Deferred revenue	2,579	2,594
Liabilities from discontinued operations	—	981
Total current liabilities	6,986	8,078
Long-term convertible debt, net of discount	4,211	—
Long-term deferred revenue	26	44
Other long-term liabilities	292	—
Total long-term liabilities	4,529	44
Stockholders’ equity (deficit)	(5,898)	3,411
Total liabilities and stockholders’ equity	$5,617	$11,533

The financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed and to be filed by the Company with the U.S. Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.